Loverly

Loverly is the authority in wedding planning and a trusted digital destination for modern couples planning their wedding. Our mission is to be the day one do-it-yourself planner all couples need to make their wedding planning decisions and purchases easier and more fun.


loverly
WEDDING PLANNING
Reimagined

Invest

$99 minimum investment

DEADLINE: September 15, 2022

in a month

SHARE PRICE
$2.25

TOTAL RAISED
$43,580

VALUATION
$24,005,250

4(a)(6) offering provided by Netcapital Funding Portal Inc.

INTRODUCTION

Industry
$57.9B

Annual Weddings
2.5M

loverly Reach
20M



KELLEE KHALIL
Founder and CEO
loverly

"Wedding planning can be overwhelming. The average couple will spend 300 hours orchestrating their special day! At Loverly, we are always innovating, whether that be our planning tools, our content, or our product offerings, to ensure we're providing what is most relevant and useful to today's modern couple."

WHY LOVERLY: DEAL HIGHLIGHTS

As the world of weddings emerges post-covid, Loverly is on a mission to **reimagine wedding planning**. Founded by wedding industry insider, Kellee Khalil, and with a best-in-class team of brand strategists, content creators, engineers, and data scientists, Loverly is redefining how modern couples plan their special day:

- **$57.9B industry** ready for innovation and a true authority in wedding planning.
- 2022-2023 is set to be the **largest wedding season on record** with 2.5M+ weddings projected per year.
- Founder Kellee Khalil is author of a **best-selling wedding planning book**.
- Average monthly reach of **over 20M** across brand channels.
- Robust database of **over 18k+ listings** of local wedding service providers.
- **Innovative suite** of DIY wedding planning tools built on our proprietary technology, engineered to support the end-to-end wedding planning process.
- **Premium video masterclass series** introduced in 2022 featuring wedding industry insiders, taking couples through the entire wedding planning process step-by-step.
- **Exclusive partnerships** with industry-leading retailers including Registry, Stationery and Wedding Website, offering a full-service 360-degree experience.


BRAND REACH & ENGAGEMENT
TOTAL REACH
20M
MONTHLY
INSTAGRAM
695K
FOLLOWERS
CONVERSION RATE
70%
LEAD: SIGNUP CVR
EXCLUSIVE PARTNERSHIPS: REGISTRY & WEDDING STATIONERY
BED BATH & BEYOND
REGISTRY
minted.
Photo by Jordan Voth

PITCH DECK


loverly
Corporate Investor Presentation
UPDATED 2022

View our pitch deck here.



SEAN MICHAEL CUMMINGS
Financial Analyst

> Between ceremony and guest spending, marriages will inject **$224** billion dollars into the economy next year. That almost equals the 2021 spending of the Department of Education.

THE PROBLEM: 70% OF PEOPLE PLAN THEIR WEDDING COMPLETELY ON THEIR OWN

Wedding planning is overwhelming, time-consuming, and expensive. The average couple will spend nearly *300 hours* orchestrating the single most important event in their lives thus far.

With the average cost of a wedding in the US at $30,000 and the cost to hire a wedding planner at $3,500, this service is a luxury that only 30% of the annual 2.5M couples afford.

The other 70% of couples are left alone to plan the most important day of their life while feeling overwhelmed, frustrated, and anxious.

With the wedding industry being either full-service or no-service, Loverly bridges that gap with tools, inspiration, and guidance to empower modern couples.


Tuxedo rentals
industrial venues to rent
Wedding checklist
LGBTQ+ wedding
Bridesmaids dress
Wedding registry
COVID impact wedding
Photographers near me
wedding budget
Wedding flowers
cake vendors near me
Wedding bands
Cute bouquets
save the dates
Honeymoon destinations
Wedding table decor
wedding gowns
Google

OUR SOLUTION: ACCESSIBLE AND AFFORDABLE WEDDING PLANNING

With Loverly, couples have a premium, end-to-end, and completely virtual wedding planner. By providing tools and resources to **educate and empower** couples planning their wedding, we guide couples from "Yes" to "I Do" with ease, joy, and love.

Our goal is to make the wedding planning journey less stressful and more fun with our on-demand, affordable, and transparent all-in-one platform.

What We Do

- Foster an engaging and inclusive community
- Resonate with Millennial and GenZ couples
- Build our brand on inspiration and trust
- Make wedding planning easier and stress-free
- Lead with value

How We Do It

- Real Wedding Inspiration
- Expert Wedding Planning Advice
- Premium Video Masterclass Series coupled with interactive worksheets, downloads and guides, curated products and brand recommendations, promotional discounts and savings
- Free Planning Tools: guest list manager, vision boards, personalized checklist, wedding style quiz



DAYMOND JOHN
Investor

> What I like is that you are over-providing value for customers during that special time in their life ...That is what true entrepreneurs do, they are solving a problem and bringing joy to someone's life.

Our Approach

Loverly partners with best-in-class vendors to create a nimble platform that can constantly adapt to the needs of couples today, offering them the latest and best options for their special day.

Our Partners

minted.

BED BATH & BEYOND

Lemonade

CHRISTOPHER DESIGNS NEW YORK

Las Vegas

generation tux

BHLDN WEDDINGS

purple

KEY PARTNERSHIPS



MARIAM NAFICY
Founder, Co-CEO & Chairman
minted.

"We're thrilled to have partnered with Loverly, a forward-thinking digital wedding planning resource. Together, we're offering couples a highly individualized and accessible luxury experience to design and create their wedding stationery. With 2022 being a historic year for weddings, this partnership is just one more way how Minted and Loverly are helping the modern couple plan their perfect day."



RAFEH MASOON
EVP and Chief Customer Officer
BED BATH & BEYOND

"As the experts in all things wedding registry, our team at Bed Bath & Beyond knows first-hand that getting married can be incredibly exciting and also overwhelming at times. Combining our ultimate registry experience with Loverly's trusted and loved do-it-yourself wedding planning platform helps newly engaged couples create their perfect home and offers expanded tools – from inspiration boards to vendor recommendations – to help guide them every step of the way."

MARKET

Incumbents like the TKWW (The Knot and WeddingWire) and Zola have raised a combined $571.9m in capital investing in infrastructure for marketplace and ecommerce. The pressures to return investor capital has caused them to focus on short term revenue at the expense of customer experience. This is misaligned from what the customer wants.

> "Loverly is disrupting the $57.9B wedding industry with their proprietary wedding planning platform and partnerships with best-in-class retailers."
>
> IBIS WORLD
> 2021

BUSINESS MODEL

Because we have established a brand built on trustworthy, innovative, and relevant content, we acquire couples extremely early in their wedding planning process (sometimes even before they are engaged!). This extensive and valuable reach allows us to strategically partner and deeply integrate with key partners and retailers.

B2B - Strategic Integrations:

We partner with best-in-class brands and retailers in categories such as Registry, Stationery, Wedding Attire, Financial Services, Travel and more, to create a 360-experience during the wedding planning process and align our areas of expertise - Loverly leading in content and customer acquisition at the earliest stages, and the respective retailer for their quality goods and services. Our partnership revenues are usually aligned against content production and deliverables, reach, and actions such as an opt-in and/or conversion.


LOVERLY WEDDING PLANNING MASTERCLASS
CUSTOMIZED CHECKLIST
GUEST LIST MANAGER
PRO TIP
First things first: Pick your venue and know the guest count
Upcoming Tasks
Wedding Checklist
Start building your wedding budget.
Build your wedding guest list.
Schedule tours of various wedding venue spaces.
Finalize the location of where you want to get married.
Guest List
Wedding Reception
Wedding Ceremony
After Party
Tipping Chart
Real Wedding Budget Breakdown
Tier A, B, and C Guest List
12 Month Wedding Checklist
REAL WEDDING
An Intimate Boho Wedding at Tanglewood Estate
Chamere Creations · Melbourne, Australia
Vintage Floral Finds
20 photos
Save
INVITATIONS AND STATIONERY
38 Design
Bluemont Virginia United States
FILLABLE PDF DOWNLOADS
REAL WEDDING GALLERIES
INSPIRATION BOARDS
VENDOR SEARCH

PRESS

- **AdWeek**
  Loverly Jumps the Broom With Bed, Bath & Beyond
- **Cheddar News**
  CheddarTV Closing Bell: How Couples Are Navigating the Busiest Summer Wedding Season in Years
- **The New York Times**
  Start-Ups Hope Couples Say 'I Do' to Online Wedding Planning
- **StupidDope**
  Find Out Why The 'Peoples Shark' Daymond John is Investing in Loverly, A One-Stop-Shop for Wedding Planning
- **Forbes**
  Small Business Advisory Team
  Loverly Is Bridging The Gap Between The Online And Offline Wedding Industry
  Operation Liberation: Kellee Khalil on Tearing Down the Pink Ghetto
- **Yahoo!**
  These Female Founders Are Leading Their Companies to New Heights
- **Glamour**
  How Lover.ly's Kellee Khalil Finds Her Inspiration

AS SEEN IN

ADWEEK cheddar news The New York Times STUPIDDOPE

Forbes yahoo! GLAMOUR

TEAM



Kellee Khalil

Founder & CEO

After graduating from the University of Southern California with a BA in Business and a specialty in Entrepreneurship, Kellee has spent the past 18+ years in sales, marketing, and brand leadership positions. Kellee's been at the forefront of product development and emerging technology, operating and advising early-stage startups in the DTC and B2B spaces. Over the last 10 years, Kellee has helped raise a total of $32 million in capital and generate $60m+ in revenue across a multitude of companies. Kellee is a wedding industry insider with a top-selling wedding planning book on Amazon and is a featured go-to on-air expert for wedding trends and wedding business insights.

Kellee has spent the past 5+ years contributing as a Board member to Translator, Inc, an ESG and DEI platform where she helped programming for Fortune 500 companies. She also served as the CMO at EnergyX, a direct lithium extraction company.



Paige Britt

EVP

Paige graduated from Stanford University and began her career on Wall Street. After her time at Credit Suisse, Paige applied her finance background to her entrepreneurial roots, joining a marketing technology firm that was later acquired by Oracle. Fresh off the acquisition, Paige joined the leadership team at the fastest growing travel & tourism brand capitalizing on the emergence and rise of social media for modern consumers. Under Paige's leadership, the brand won countless AOR accounts for tourism boards and hospitality brands. Since joining Loverly, Paige has spearheaded the brand's strategic partnerships, growth initiatives, and overall finance and business operations.



Carly Johnson

VP, Brand Marketing

With a BA in Mass Communication, Media Studies and Marketing from the University of Arizona, Carly began her career at the non-profit organization Stand Up To Cancer connecting brands and major donors through marketing initiatives that helped raise significant funds for translational cancer research. Carly went on to become a Brand Director at Clique Brands, most known for their digital breakout brand and media publication, Who What Wear. She then joined Create & Cultivate where she spearheaded all marketing efforts for the company's content, community and events. Carly's expertise includes brand development, content strategy, social media marketing and performance marketing. Her years of experience span influencer marketing, events and activations, podcast, licensing opportunities, brand merchandising, and innovative partnerships with brands such as Amazon, Mastercard, Target, Apple, Disney, Major League Baseball, and Facebook.

BOARD OF ADVISORS



MARC BISHARA

Mulholland Investment Group



SHELLEY ZALIS

FQ the Female Quotient



LEILA LEWIS

be inspired

LOVERLY BRAND TEAM



JENNIFER ALVARADO
Senior Graphic Designer



SHAELYN CARROLL
Brand Manager



ABBEY WILSON
Social Media & Community Manager



KAYLA FITZGERALD
Real Wedding Associate

LOVERLY TECH TEAM



GERGERLY BALOGH
Product



BALÁZS BATÁRI
Technology



GABOR BALOGH
UI & UX

WHY INVEST

- This **$57.9B industry** is primed for disruption and innovation, plus a true authority helping modern couples with what they *actually* need.
- 2022-2023 is set to be the **largest wedding season on record** with 2.5M+ weddings projected per year.
- Loverly has the **brand equity and voice** to be the **most relevant and trusted** wedding planner and wedding planning platform.
- Loverly has **established partnerships** with key brands and retailers.

In a recent article on Crunchbase, they discuss the disproportionate amount of funding in 2022 going into the wedding industry based on the explosion in demand and previous years. That's why Loverly's mission is to use these funds to continue to provide key wedding planning advice, tools, and guidance to all couples on their wedding planning journey.



FUNDING TO WEDDING STARTUPS
Total $ Invested
Number of Deals
$35.3M
$543.2M
$152.8M
$40.0M
$29.4M
$0.8M
25
32
35
14
14
2
2017
2018
2019
2020
2021
2023 YTD
Data provided by crunchbase news

FREQUENTLY ASKED QUESTIONS

What is Loverly?

Loverly is the authority in wedding planning. We foster an engaged and inclusive community of modern couples navigating where and how to begin their wedding planning journeys. Every couple is unique and every love story is special and our goal is to provide the tools, resources, content, and inspiration for couples to design their dream day!

How big is the Loverly team?

We currently have 10+ team members and our group is quickly growing. Check out our Careers Opportunities Section if you are interested in working at Loverly.

Does Loverly have any partners?

Loverly has a handful of strategic partnerships that allow us to offer a 360-degree, connected experience for our couples to design and execute the wedding of their dreams. These larger partnerships, for example Bed, Bath & Beyond in the Registry category and Minted in the wedding Stationery category, include content creation, distribution and platform integration. Loverly also partners with brands in various wedding categories such as Ring Design, Ring Insurance, Financial Planning, Apparel, Travel and more.

How is Loverly different from other brands in the wedding industry?

Loverly is the authority in wedding planning. Our goal is to always provide the most relevant, trusted, and sought after content step-by-step in couples' wedding planning process. We lead with value through our content which allows us to then suggest key retailers when it comes time for couples to make transactional decisions.

Why invest now?

We are entering the largest wedding season on record and Loverly is ready to scale our marketing and product efforts. This raise will allow us to strategically move fast and more swiftly in executing on our business roadmap.

USE OF PROCEEDS

If the offering's maximum amount of $1,000,001 is raised:

Use	Value	% of Proceeds
Marketing/Paid Media	$300,000	30.0%
Professional Services	$50,000	5.0%
Development	$180,000	18.0%
Team Resources & Staff	$250,000	25.0%
Content Production	$100,000	10.0%
General and Administrative	$71,001	7.1%
Intermediary fees	$49,000	4.9%

TERMS

This is an offering of Common Stock, under registration exemption 4(a)(6), in Loverly, Inc.. This offering must raise at least $10,000 by September 15, 2022 at 10:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Loverly may issue additional securities to raise up to $1,000,001, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

11,113,445 shares
× $2.25 per share

$25,005,251 implied valuation

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on May 20, 2022
- Form C/A on May 26, 2022
- Form C/A on July 8, 2022

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn
- Twitter
- Facebook

UPDATES

Aug 3, 2022	•	Just Featured in Adweek: Loverly Jumps the...
Jul 23, 2022	•	Another big partnership announcement! We are...
Jul 22, 2022	•	Loverly is excited to share the launch of our...
Jul 19, 2022	•	Our founder & CEO, Kellee Khalil, was featured...
Jul 8, 2022	•	Filed Form C/A
Jun 20, 2022	•	Loverly is now on TIKTOK! Follow along for all...
Jun 20, 2022	•	Loverly announces our NEWEST investor, Shark...
May 26, 2022	•	Filed Form C/A
May 20, 2022	•	Primary offering of 444,445 shares at $2.25
May 20, 2022	•	Filed Form C

ASK A QUESTION

Proofread your comment before submitting: once it's posted, you can't edit or delete it. For the fastest help with the web site, email help@netcapital.com instead of commenting.

Type your question or comment here

Post

Looking to raise capital?
We can help turn your friends, family and customers into investors.

Learn more

Interested in more investment opportunities?
Browse all offerings currently available.

See more

hello@netcapital.com
+1 (617)-231-9270

Investor FAQ

Entrepreneur FAQ

Educational Materials & Risks

Help Center

Work with Us

News

About Netcapital

Netcapital Systems ("Netcapital") is a software development company and is neither a funding portal nor a broker-dealer. Netcapital operates this web site.Sections of the web site are used by Netcapital Funding Portal Inc. to conduct all 4(a)(6) offerings as a funding portal registered with the SEC and is a member of FINRA. Sections of the web site are also used by Livingston to conduct all 506(c) offerings as a broker-dealer registered with the SEC and as a member of FINRA. Livingston Securities LLC is a broker-dealer registered with the Securities and Exchange Commission (SEC) and the Financial Industry Regulatory Authority (FINRA). None of these companies provide investment advice or make investment recommendations; nothing we post to this web site should be construed as such. Use of this web site constitutes acceptance of Netcapital's Terms of Service.